EXHIBIT 10.2

STOCK ESCROW AGREEMENT

THIS STOCK ESCROW AGREEMENT, dated as of October 23, 2013 (this “Agreement”), by and among Global Defense & National Security Systems, Inc., a Delaware corporation (the “Company”), Global Defense & National Security Holdings LLC (the “Sponsor”), and American Stock Transfer & Trust Company (the “Escrow Agent”).

WHEREAS, the Sponsor has agreed to deposit its 2,003,225 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), purchased on July 19, 2013 (the “Sponsor’s Shares”) in escrow as hereinafter provided;

WHEREAS, the Company and the Sponsor desire that the Escrow Agent accept the Sponsor’s Shares, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.           Appointment of Escrow Agent. The Company and the Sponsor hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.           Deposit of Sponsor’s Shares. On or about the effective date of the Company’s Registration Statement on Form S-1 (File No. 333-191195) filed under the Securities Act of 1933, as amended (the “Registration Statement”), the Sponsor shall deliver to the Escrow Agent the certificate representing the Sponsor’s Shares, which certificate shall remain in the name of the Sponsor, to be held and disbursed subject to the terms and conditions of this Agreement. The Sponsor acknowledges that the certificate representing the Sponsor’s Shares bears a legend to reflect the deposit of the Sponsor’s Shares under this Agreement.

3.           Disbursement of the Sponsor’s Shares. Of the total Sponsor’s Shares, fifty percent (50%) of such shares will be released from escrow six months after the consummation of a Business Combination (as defined in the Registration Statement), and the remaining fifty percent (50%) of the Sponsor’s Shares will be released from escrow one year after the consummation of a Business Combination (the “Escrow Period”); provided, however, that if the over-allotment option (as described in the Registration Statement) is not exercised in full prior to the expiration of the over-allotment option, then the Escrow Agent shall release to the Company such number of Sponsor’s Shares as directed in writing by the Company. The Company shall promptly provide notice of the consummation of a Business Combination to the Escrow Agent. Upon the completion of the Escrow Period, the Escrow Agent shall automatically disburse the Sponsor’s Shares to the Sponsor upon receipt of written request therefor from the Company; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.6 hereof that the Company has been liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Sponsor’s Shares. The Escrow Agent shall have no further duties hereunder with respect to the Sponsor’s Shares after the disbursement or destruction of the Sponsor’s Shares in accordance with this Section 3.

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4.           Rights of Sponsor in Sponsor’s Shares.

4.1.          Rights as a Security Holder. Subject to the terms of its Insider Letter as described in Section 4.4 hereof and except as herein provided, the Sponsor shall retain all of its rights as a stockholder of the Company during the Escrow Period, including without limitation, the right to vote Common Stock. The Escrow Agent shall have no responsibility to determine or verify the contents or limitations of the Insider Letter and shall be bound only by the terms of this Agreement.

4.2.          Dividends and other Distributions in Respect of the Sponsor’s Shares. During the Escrow Period, all dividends payable in cash with respect to the Sponsor’s Shares shall be paid to the Sponsor, but all dividends payable in stock or other non-cash property (the “Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the terms “Sponsor’s Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3.          Restrictions on Transfer and Redemption. During the Escrow Period, no sale, transfer or other disposition (a “Transfer”) may be made of any or all of the Sponsor’s Shares by the Sponsor except (i) to the Company’s officers, directors and employees, to the Sponsor’s affiliates or its members upon its liquidation, (ii) by gift to a member of the Sponsor’s immediate family for estate planning purposes or to a trust, the beneficiary of which is the Sponsor or a member of the Sponsor’s immediate family, (iii) if the Sponsor is not a natural person, by gift to a member of the immediate family of the Sponsor’s controlling person for estate planning purposes or to a trust, the beneficiary of which is the Sponsor’s controlling person or a member of the immediate family of the Sponsor’s controlling person, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by certain pledges to secure obligations incurred in connection with purchases of our securities or (vii) by private sales made at or prior to the consummation of our initial business combination at prices no greater than the price at which the shares were originally purchased (each such transferee, a “Permitted Transferee”); provided, however, that such permitted Transfers may be implemented only upon the respective Permitted Transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Sponsor transferring the Sponsor’s Shares and such other documents as the Company may reasonably require. During the Escrow Period, the Sponsor shall not pledge or grant a security interest in the Sponsor’s Shares or grant a security interest in the Sponsor’s rights under this Agreement.

4.4.          Insider Letter. The Sponsor has executed a letter agreement with the Company, which has been filed as an exhibit to the Registration Statement (the “Insider Letter”), with respect to the rights and obligations of the Sponsor in certain events, including but not limited to the liquidation of the Company.

5.           Concerning the Escrow Agent.

5.1.          Good Faith Reliance. The Escrow Agent shall be protected and shall not be liable for any action taken or omitted by it in good faith and in the exercise of its best judgment (unless negligent), and may rely conclusively and may act upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other document which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

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5.2.          Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or losses suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Sponsor’s Shares held by it hereunder, other than expenses or losses arising from the negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Sponsor’s Shares or it may deposit the Sponsor’s Shares with the clerk of any appropriate court or it may retain the Sponsor’s Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Sponsor’s Shares are to be disbursed and delivered. The provisions of Sections 5.2 and 5.7 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below and in the event of termination under 6.10 below.

5.3.          Compensation. The Escrow Agent shall be entitled to compensation from the Company in accordance with Schedule I hereto for all services rendered by it hereunder.

5.4.          Further Assurances. From time to time on and after the date hereof, the Company and the Sponsor shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5.          Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice, and such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company the Sponsor’s Shares held hereunder. If no successor escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may submit an application to deposit the Sponsor’s Shares with the United States District Court for the Southern District of New York, provided the Escrow Agent provides notice of such deposit to the Company and the Sponsor in accordance with Section 6.6 hereof.

5.6.          Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5. Upon such discharge, all obligations under this Agreement to the Escrow Agent shall terminate.

5.7.          Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own negligence or willful misconduct.

5.8.          Waiver. The Escrow Agent hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

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5.9.          Standard of Care. The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and the Escrow Agent shall under no circumstances be deemed to be a fiduciary to any party hereto or any other person. The parties hereto agree that the Escrow Agent shall not assume any responsibility for the failure of the parties hereto to perform in accordance with this Escrow Agreement or any other agreement or document. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Escrow Agreement or any other agreement or document. In no event shall the escrow agent be liable, directly or indirectly, for any damages or expenses arising out of the services provided hereunder, other than damages which result from the escrow agent’s negligence or willful misconduct.

6.           Miscellaneous.

6.1.          Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. The parties hereto agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.2.          Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the parties in the negotiation, administration, performance or enforcement hereof.

6.3.          Entire Agreement. This Agreement and the Insider Letter as referenced herein contain the entire agreement of the Company and the Sponsor with respect to the subject matter hereof, and this Agreement contains the entire agreement as it pertains to the Escrow Agent and the other parties hereto and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by all parties to this Agreement. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

6.4.          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

6.5.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and permitted assigns. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, obligations, immunities and privileges of the Escrow Agent, without the execution or filing of any instrument or paper or the performance of any further act.

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6.6.          Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

If to the Company, to:

Global Defense & National Security Systems, Inc.

11921 Freedom Drive, Suite 550

Two Fountain Square

Reston, Virginia 20190

Attn: Dale R. Davis

Fax:

If to the Sponsor, to:

Global Defense & National Security Holdings LLC

11921 Freedom Drive, Suite 550

Two Fountain Square

Reston, Virginia 20190

Attn: Frederic Cassis

Fax:

If to the Escrow Agent, to:

American Stock Transfer & Trust Company

6201 15th Avenue

Brooklyn, New York 11219

Attn: John Baker

Fax:

A copy of any notice sent hereunder shall be sent to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Suite 1100

Palo Alto, California 94301

Attn: Gregg A. Noel, Esq.

Fax:

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7.          Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Registration Statement.

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6.8.          Disputes. If any disagreement or dispute arises among the Company and the Sponsor concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, the Escrow Agent shall be under no obligation to act, except (i) with joint written instruction of the Company and the Sponsor, or (ii) under process or order of court, and shall sustain no liability for its failure to act pending such process or court order.

6.9.          Authorized Signatures. Concurrent with the execution of this Agreement, the Company will provide a completed certificate of parties authorized to sign on its behalf, in the form attached hereto as Schedule II.

6.10.        Termination. This Agreement shall terminate on the final distribution or destruction of all of the Sponsor’s Shares in accordance with the terms of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Stock Escrow Agreement as of the date first written above.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/Frederic Cassis
Name: Frederic Cassis
Title: Secretary

SPONSOR: /s/ Dale R. Davis

GLOBAL DEFENSE & NATIONAL SECURITY HOLDINGS LLC

By:	/s/ Dale R. Davis
Name: Dale R. Davis
Title: Manager

[Escrow Agreement]

American Stock transfer & Trust company,
as Escrow Agent

By:	/s/ Joseph M. Smith
Name: Joseph M. Smith
Title: Director

[Escrow Agreement]

Schedule I – Escrow Agent Fees For Escrow Services

$8,000, to be paid by the Company to the Escrow Agent upon the consummation of the Company’s initial public offering of securities.

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Schedule II – Authorized Signatories

Individual’s Name	Title	Signature
Frederic Cassis	Director and Secretary	/s/ Frederic Cassis

Dale Davis	Director and CEO	/s/ Dale Davis

Craig Dawson	Director and Treasurer	/s/ Craig Dawson